Exhibit 99.1

Press Release

Contacts
Industry Information	Investor Relations
Jayson Schkloven	Alan Roden
Merritt Group	Verint Systems Inc.
(703) 390-1529	(631) 962-9304
schkloven@merrittgrp.com	alan.roden@verint.com

Verint Announces New Independent Chairman

Board Forms New Governance and Nominating Committee and Expands to 11 Members

MELVILLE, N.Y., September 12, 2007—Verint Systems Inc. (VRNT.PK), a leading provider of analytic software-based solutions for workforce-enterprise optimization and security, today announced that Victor A. DeMarines has been elected as the new non-executive Chairman of Verint’s Board of Directors. Mr. DeMarines has served as an independent director and chairman of Verint’s Audit Committee since 2002. Mr. DeMarines will also serve as chairman of Verint’s newly created Governance and Nominating Committee.

Upon his election, Vic A. DeMarines said “As an independent director, I am happy to take on this new role. It has been a pleasure watching the company grow over the last five years and I believe these changes to the board will help the company focus on its long-term strategy.”

Verint also announced the following:

•	Larry Myers has been elected as the new chairman of Verint’s Audit Committee, replacing Mr. DeMarines. Mr. Myers has served an independent director of Verint since 2002.

•	Howard Safir will continue to serve as the chairman of Verint’s Compensation and Stock Option Committees. Mr. Safir has served as an independent director of Verint since 2002.

•	Lauren Wright and Shefali Shah from Comverse have joined Verint’s Board of Directors, increasing the Board to 11 members, 5 of whom are Comverse-affiliated Verint directors.

About Verint Systems Inc.

Verint Systems Inc. (VRNT.PK), headquartered in Melville, New York, is a leading provider of analytic software-based solutions for workforce-enterprise optimization and security. Verint software, which is used by over 5,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Visit us at our website www.verint.com.

VERINT ANNOUNCES NEW INDEPENDENT CHAIRMAN

Cautionary Note Regarding Forward-looking Statements: Certain statements and information in this release that involve expectations, plans, intentions or strategies regarding the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are often identified by words such as “will”, “anticipates”, “expects”, “intends”, “plans”, “believes”, “estimates” and similar expressions and statements about present trends and conditions that may extend into the future. These statements are not facts and are based upon information available to the Company as of the date of this release. The Company assumes no obligation to revise or update any such forward-looking statement except as otherwise required by law. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include the impact on Verint’s financial results of the Comverse Special Committee’s review of matters relating to grants of Comverse stock options and other non-options related accounting matters; the impact on Verint’s financial results, if any, arising from Verint’s internal review of certain accounting matters; the impact of governmental inquiries arising out of or related to option grants and practices and/or other accounting areas under investigation by Comverse and Verint and the risk of regulatory action or private litigation relating to the same; the effect of Verint’s failure to timely file all required reports under the Securities Exchange Act of 1934; Verint’s ability to have its common stock relisted on The NASDAQ Global Market; risk that Verint’s recent merger with Witness Systems disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the expected benefits of the merger; the impact of the substantial indebtedness incurred to finance the consummation of the merger; risks relating to current and potential future litigation or regulatory inquiries or actions inherited in connection with the merger, including with respect to Witness option grants and alleged patent infringement; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable revenue cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Verint’s other acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint’s markets, which creates pricing pressure; managing our expansion in the Asia Pacific region; risks that Verint’s intellectual property rights may not be adequate to protect its business or that others may claim that Verint or its subsidiaries infringe upon their intellectual property rights; risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint’s products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint’s effective tax rate; risk that Verint improperly handles sensitive or confidential information or risk of misperception of such mishandling; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint’s infrastructure to support growth; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission, including our Current Report on Form 8-K filed September 10, 2007. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.